Exhibit 23.01




                    CONSENT OF INDEPENDENT ACCOUNTANTS


               We consent to the incorporation by reference in this registration statement of R.H. Donnelley Corporation on Form S-8 of our report dated February 19, 1999, on our audits of the consolidated financial statements of R. H. Donnelley Corporation as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                             By /s/ PricewaterhouseCoopers LLP
                                             ---------------------------------
                                                    PricewaterhouseCoopers LLP

New York, New York
March 31, 1999